UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 21, 2007

Great Lakes Dredge & Dock Corporation
(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2122 York Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 574-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events

On September 21, 2007 the Company announced its Annual Meeting of Stockholders, to be held on November 7, 2007 at 10:00 A.M. at the Doubletree Hotel, 1909 Spring Road, Oak Brook, Illinois 60523.  The record date for the determination of stockholders entitled to vote at the Annual Meeting is September 28, 2007.

Any stockholder wishing to present a proposal to be included in the proxy statement for the 2007 Annual Meeting of Stockholders must submit such proposal in writing to the attention of Ms. Deborah A. Wensel at 2122 York Road, Oak Brook, Illinois 60523, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company’s By-laws.  Such stockholder proposals must be received no later than the close of business on October 1, 2007.  Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

The matters to be discussed at the 2007 Annual Meeting of Stockholders are described in more detail in the press release regarding the same, furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is furnished herewith:

99.1                           Press Release of Great Lakes Dredge & Dock Corporation dated September 21, 2007 announcing its Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Deborah A. Wensel
Date: September 21, 2007	Deborah A. Wensel
Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number
99.1	Press Release of Great Lakes Dredge & Dock Corporation dated September 21, 2007 announcing its Annual Meeting of Stockholders.